UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

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John Hancock Variable Insurance Trust

(Name of Registrant as Specified in Its Charter)

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JOHN HANCOCK VARIABLE INSURANCE TRUST

200 Berkeley Street

Boston, Massachusetts 02116

August 22, 2025

Dear Variable Annuity and Variable Life Contract Owners:

Enclosed is the Information Statement of John Hancock Variable Insurance Trust (“JHVIT”) regarding a new subadvisory agreement between John Hancock Variable Trust Advisers LLC (the “Advisor”) and Wellington Management Company LLP (“Wellington”) with respect to U.S. Growth Trust ((formerly Capital Appreciation Trust) and hereinafter referred to as the “Fund”) a series of JHVIT (the “Wellington Subadvisory Agreement”). The Board of Trustees of JHVIT (the “Board”) approved the Wellington Subadvisory Agreement at its regularly scheduled Board Meeting held on March 25-27, 2025. Wellington succeeded Jennison Associates LLC (“Jennison”) as subadvisor to the Fund, effective on May 28, 2025. This change also resulted in the termination of Jennison as subadvisor to the Fund. As with the subadvisory agreement with Jennison, pursuant to the Wellington Subadvisory Agreement, Wellington manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor.

Although you are not a shareholder of JHVIT, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”) or John Hancock Life Insurance Company of New York (“John Hancock NY”) are invested in subaccounts of separate accounts established by these insurance companies. Each subaccount invests in shares of a JHVIT fund, including the Fund.

The Wellington Subadvisory Agreement is not expected to result in any reduction in the nature, extent, level or quality of subadvisory services provided to the Fund. The Fund’s advisory fees have decreased at all asset levels in connection with the new subadvisory arrangement with Wellington and changes have been made to the Fund’s advisory and subadvisory fee breakpoints. The subadvisory fee is paid by the Advisor and not by the Fund. Because the Fund’s subadvisory fees are paid by the Advisor and not by the Fund, the decrease in the Fund’s advisory fees is a result of an amendment to the advisory agreement and not a direct result of the Wellington Subadvisory Agreement. Please see below for further information.

Please note that JHVIT is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change.

The enclosed Information Statement provides information about the Wellington Subadvisory Agreement and Wellington. If you have any questions regarding the Information Statement, please call the appropriate toll-free number below:

— For John Hancock USA variable annuity contracts:	(800) 344-1029

— For John Hancock USA variable life contracts:	(800) 732-5543

— For John Hancock NY variable annuity contracts:	(800) 551-2078

— For John Hancock NY variable life contracts:	(800) 732-5543

Sincerely,

/s/ Harsha Pulluru
Harsha Pulluru
Assistant Secretary
John Hancock Variable Insurance Trust

JOHN HANCOCK VARIABLE INSURANCE TRUST

200 Berkeley Street

Boston, Massachusetts 02116

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT

FOR U.S. GROWTH TRUST

(FORMERLY CAPITAL APPRECIATION TRUST)

INTRODUCTION

This Information Statement details a recent subadvisor change relating to U.S. Growth Trust ((formerly Capital Appreciation Trust) and hereinafter referred to as the “Fund”), a series of John Hancock Variable Insurance Trust (“JHVIT” or the “Trust”). At its in-person meeting held on March 25-27, 2025, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, the Fund’s investment advisor or subadvisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement between John Hancock Variable Trust Advisers LLC (the “Advisor”) and Wellington Management Company LLP (“Wellington”), the new subadvisor, appointing Wellington to serve as the new subadvisor to the Fund (the “Wellington Subadvisory Agreement”). At the same time, the Board approved the termination of Jennison Associates LLC (“Jennison”) as subadvisor to the Fund. These changes became effective on May 28, 2025. This Information Statement is being delivered to shareholders on or about August 22, 2025. A discussion of the Board’s determination to appoint Wellington as the Fund’s subadvisor is provided in the “Board Consideration of Wellington Subadvisory Agreement” section below. JHVIT is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHVIT are divided into separate series or funds, including the Fund.

The Trust. The Trust is a Massachusetts business trust that is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). As of April 29, 2025, the Trust offered 50 separate series, including the Fund. The Trust does not sell its shares directly to the public but generally only to affiliated insurance companies and their separate accounts as the underlying investment media for variable annuity and variable life insurance contracts (“variable contracts”), certain entities affiliated with the insurance companies, as permitted by applicable law, and other series of the Trust that operate as funds of funds. Shares of the Trust also may be sold to unaffiliated insurance companies and their separate accounts and certain qualified pension and retirement plans.

Investment Management and Administration. The Advisor is the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHVIT (the “Advisory Agreement”), the Advisor is responsible for, among other things, administering the business and affairs of JHVIT and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, the Advisor serves as the Fund’s administrator pursuant to a separate Service Agreement.

The Distributor. John Hancock Distributors, LLC (the “Distributor”) serves as JHVIT’s distributor.

The offices of the Advisor and the Distributor are located at 200 Berkeley Street, Boston, Massachusetts 02116. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Wellington Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHVIT is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy with respect to this subadvisor change.

Annual and Semiannual Reports. JHVIT will furnish, without charge, a copy of its most recent annual and semiannual reports to any shareholder or variable contract owner upon request. A report may be obtained by contacting the appropriate toll-free number below:

— For John Hancock USA variable annuity contracts:	(800) 344-1029

— For John Hancock USA variable life contracts:	(800) 732-5543

— For John Hancock NY variable annuity contracts:	(800) 551-2078

— For John Hancock NY variable life contracts:	(800) 732-5543

SUBADVISORY AGREEMENT

FOR U.S. GROWTH TRUST (FORMERLY CAPITAL APPRECIATION TRUST)

As described in more detail in the introduction, at its in-person meeting held on March 25-27, 2025, the Board approved the Wellington Subadvisory Agreement appointing Wellington as subadvisor to the Fund, replacing the Fund’s former subadvisor, Jennison.

As with the subadvisory agreement with Jennison, pursuant to the Wellington Subadvisory Agreement, and as more fully described below, Wellington manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor. The Wellington Subadvisory Agreement is not expected to result in any reduction in the nature, extent, level or quality of subadvisory services provided to the Fund. The advisory fee rates payable by the Fund to the Advisor have decreased at all asset levels in connection with the Wellington Subadvisory Agreement. The subadvisory fee rates are paid by the Advisor, and not by the Fund. In connection with the appointment of Wellington, the advisory fee rates and subadvisory fee rates were revised, as discussed below. The Wellington Subadvisory Agreement has an effective date of May 28, 2025 and was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on March 25-27, 2025. At the same in-person Board meeting held on March 25-27, 2025, the subadvisory agreement with Jennison, dated November 1, 2000, as amended (the “Jennison Subadvisory Agreement”) was terminated. The Jennison Subadvisory Agreement was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 25-27, 2024 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

WELLINGTON

Wellington is a Delaware limited liability company that is registered as an investment advisor under the Advisers Act. The principal offices of Wellington are located at 280 Congress Street, Boston, MA 02210.

Wellington Subadvisory Agreement

The principal responsibilities of Wellington under the Wellington Subadvisory Agreement and of Jennison under the Jennison Subadvisory Agreement are substantially similar, except as described below. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates and implements a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below. The terms of the agreement are substantially similar as noted below under “Comparison of Jennison Subadvisory Agreement and Wellington Subadvisory Agreement.”

Subadvisor Compensation. As compensation for its services under the Wellington Subadvisory Agreement and the Jennison Subadvisory Agreement, Wellington is paid, and Jennison was formerly paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to both the Wellington Subadvisory Agreement and the Jennison Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year).

Subadvisory fees are paid by the Advisor, not by the Fund. The advisory fees have decreased at all asset levels in connection with the Wellington Subadvisory Agreement and changes have been made to the Fund’s advisory and subadvisory fee breakpoints.

Changes in the Fund’s Name, Diversification Status,

Principal Investment Strategies, Advisory Fee and Subadvisory Fee

In connection with approving the Wellington Subadvisory Agreement for the Fund, the Board noted that there would be no changes to the Fund’s investment objective, benchmark or non-fundamental investment policies. The Fund’s investment objective is to seek long-term capital appreciation.

In connection with the appointment of Wellington as subadvisor to the Fund, the Board, including the Independent Trustees approved the following changes at its in person meeting held March 25-27, 2025:

•	Changing the Fund’s name from Capital Appreciation Trust to U.S. Growth Trust effective May 28, 2025;

•	Changes to the investment strategies of the Fund;

•	A decrease in management fees; and

•	Changing the Fund’s diversification status to non-diversified.

Effective May 28, 2025, the Fund’s principal investment strategies changed to the following:

Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in equity investments that are tied economically to the United States. The fund considers an equity investment to be “tied economically” to the United States if, at the time of purchase: (i) its issuer is organized under the laws of the United States or under the laws of a state within the United States or in an issuer that maintains its principal place of business in the United States; (ii) it is traded principally in the United States; or (iii) its issuer derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in the United States, or has at least 50% of its assets in the United States. The manager seeks to achieve the fund’s investment objective by investing in equity investments that the manager believes, as a portfolio, will provide higher returns than the Russell 1000 Growth Index.

The manager’s investment process begins with the broad universe of equity securities included in US equity indices, along with other ideas that come from a combination of company meetings, investment conferences, field trips and industry analysis. Investments in equity securities include common stocks and other stock-related securities such as preferred stocks, convertible securities, depositary receipts, exchange-traded funds, and exchange-traded equity real estate investment trusts (REITs). The fund may invest significantly in securities of companies in certain sectors, and may therefore experience greater volatility than funds investing in a broader range of sectors and may be more susceptible to the impact of market, economic, regulatory, and other factors affecting that sector. The manager focuses on members of the investable universe that exhibit high quality free cash flow margins (i.e., cash generated after expenses to support operations and maintain capital assets), capital return (i.e., dividends and share buybacks), and revenue growth higher than a certain minimum threshold. Free cash flow is defined as the cash that is available to a company after paying out the money needed to maintain or expand its operations. For all companies remaining in the subuniverse, the manager ranks securities on a relative basis across the following metrics:

(a)	Quality: Companies with high and improving free-cash-flow margins and the ability to generate attractive returns on capital employed;

(b)	Growth: Companies that generate high organic revenue growth (revenue growth not obtained through acquisitions) above global GDP growth;

(c)	Valuation: Companies trading below fair value, based on a discounted free cash flow model utilizing proprietary research and analysis;

(d)	Capital Returns: Companies with high dividend payouts and share repurchase programs, based on deployment of free cash flow; and

(e)	Earnings Revisions: Companies with improving earnings expectations over the next 12-18 months that are not yet fully acknowledged and reflected in broker estimates.

The manager monitors and ranks securities based on their relative attractiveness across this universe. For stocks that compare well in this screening process, further detailed analysis is conducted. Regular meetings and discussions with company management are another input into the portfolio decision making process. Securities considered for purchase are attractive on a majority of the metrics (Quality, Growth, Valuation, Capital Returns, and Earnings Revisions), and have a positive catalyst such as accelerating earnings or revenue growth.

The manager sells securities when growth or quality metrics deteriorate, valuation upside declines, allocation to dividends or share repurchases changes, or earnings revisions worsen. Securities may also be sold if overall attractiveness relative to other stocks in the universe deteriorates. Due to its active investment strategy, the fund may buy and sell securities frequently. This may result in higher transaction costs and more capital gains tax liabilities than a fund with a buy and hold strategy.

The manager considers environmental, social, and/or governance (ESG) factors, alongside other relevant factors, as part of its investment process. ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies. The ESG characteristics utilized in the fund’s investment process may change over time and one or more characteristics may not be relevant with respect to all issuers that are eligible fund investments.

The fund may invest in cash or money market instruments for the purpose of meeting redemption requests or making other anticipated cash payments.

The fund may deviate from its principal investment strategies during transition periods, which may include the reassignment of portfolio management, a change in investment objective or strategy, a reorganization or liquidation, or the occurrence of large inflows or outflows.

Effective May 28, 2025, the advisory fees were decreased as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the advisory agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets ($)	Annual rate (%)	Average daily net assets ($)	Annual rate (%)
First 500 million	0.680%	First $500 million	0.800%
Next 1 billion	0.550%	Next $500 million	0.700%
Excess over 1.5 billion	0.530%	Excess over $1 billion	0.670%

The Board approved changes to the Fund’s subadvisory fee breakpoints, also effective as of May 28, 2025. The changes to the subadvisory fees and breakpoints result in subadvisory fee rates that are lower than the subadvisory fee rates at all asset levels under the Jennison Subadvisory Agreement.

Changing the Fund’s diversification status from diversified to non-diversified requires shareholder approval. A proxy statement detailing the proposed change in diversification status was filed with the SEC on July 8, 2025 and a special meeting of shareholders will be held August 26, 2025. If approved by the Fund’s shareholders, the change to the Fund’s diversification status will become effective when the Fund’s registration statement is revised or supplemented to reflect the change.

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, please refer to the Fund’s current prospectus, as may be supplemented from time to time.

============

Board Consideration of Wellington Subadvisory Agreement

At its in-person meeting held on March 25-27, 2025, the Board, including the Independent Trustees, approved the Wellington Subadvisory Agreement between the Advisor and Wellington with respect to the Fund.

In considering the Wellington Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Wellington, including comparative performance, fee and expense information of Wellington and Jennison; performance information for relevant indices; other pertinent information, including comparative performance information for a comparably managed account of Wellington; and other information provided by Wellington regarding the nature, extent and quality of services to be provided by Wellington under the Wellington Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Wellington to the Fund. The information received and considered by the Board was both written and oral.

Throughout the process, the Board asked questions of and were afforded the opportunity to request additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also discussed with their independent legal counsel the legal standards for their consideration of the proposed Wellington Subadvisory Agreement and discussed the approval of the Wellington Subadvisory Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the Wellington Subadvisory Agreement, the Board, including a majority of the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Wellington Subadvisory Agreement

In making its determination with respect to approval of the Wellington Subadvisory Agreement, the Board considered (i) information relating to Wellington’s business; (ii) the historical performance of the Fund under the management of Jennison, which included comparative performance information of the Fund and the Fund’s benchmark index and the performance of a comparable account managed by Wellington; (iii) the subadvisory fee for the Fund; and (iv) information relating to the nature and scope of any material relationships and their significance to the Fund’s Advisor and Wellington. The Board also considered that the subadvisory fee rates for the Fund under the Wellington Subadvisory Agreement: (i) are lower than the rates under the Jennison Subadvisory Agreement at all asset levels; (ii) are paid by the Advisor not the Fund; (iii) are the product of an arms-length negotiation between the Advisor and Wellington; and (iv) are reasonable. In addition, approval of the Wellington Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and an amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s advisory fees at all asset levels.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Wellington, the Board considered Wellington’s current level of staffing and its overall resources, as well as information relating to the Subadvisor’s compensation program. The Board reviewed Wellington’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Wellington’s investment and compliance personnel who will provide services to the Fund. The Board considered, among other things, Wellington’s compliance program and any disciplinary history. The Board also considered Wellington’s risk assessment and monitoring processes. The Board reviewed Wellington’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and mitigating actions undertaken, as appropriate. The Board noted that the Advisor would continue to conduct regular periodic reviews of Wellington and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff would continue to conduct regular, periodic compliance reviews of Wellington and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Wellington and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of Wellington.

The Board considered Wellington’s investment process and philosophy. The Board took into account that Wellington’s responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also received information with respect to Wellington’s brokerage policies and practices, including with respect to best execution and soft dollars. The Board also took into account its knowledge of Wellington through Wellington’s provision of subadvisory services to other funds in the John Hancock Fund complex, and the fact that the Board is generally satisfied with Wellington’s performance.

Subadvisor compensation. In considering the cost of services to be provided by Wellington and the profitability to Wellington of its relationship with the Fund, the Board noted that the fees under the Wellington Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Wellington Subadvisory Agreement and that a proposed amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s advisory fees at all asset levels. The Board also noted that the subadvisory fees under the Wellington Subadvisory Agreement would be lower than the fees under the Jennison Subadvisory Agreement at all asset levels.

The Board also relied on the ability of the Advisor to negotiate the Wellington Subadvisory Agreement with Wellington, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Wellington from its relationship with the Trust were not a material factor in the Board’s consideration of the Wellington Subadvisory Agreement.

The Board also received information and took into account any other potential conflicts of interest the Advisor might have in connection with the Wellington Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Wellington and its affiliates may receive from Wellington’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Wellington. The Board also considered that the subadvisory fee rates to be paid to Wellington for managing the Fund are lower than the fee rates previously paid to Jennison at all asset levels. The Board also took into account that the Fund’s advisory agreement was also being amended and would result in advisory fee rates that are lower than the current advisory fee rates at all asset levels. The Board also considered the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark index under the management of Jennison and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Wellington. The Board also noted Wellington’s long-term performance record for a similar account.

Board determinations. The Board’s decision to approve the Wellington Subadvisory Agreement was based on a number of determinations, such as information relating to Wellington’s business, including the historical performance of the Fund under the management of Jennison, relative to the historical performance of the proposed strategy managed by Wellington; Wellington has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Wellington Subadvisory Agreement: (i) are lower than the rates under the Jennison Subadvisory Agreement at all asset levels; (ii) are reasonable in relation to the level and quality of services to be provided under the Wellington Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) have breakpoints that are reflected as breakpoints in the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arms-length negotiation between the Advisor and Wellington. In addition, the Board considered that approval of the Wellington Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels, pursuant to an amendment to the advisory agreement.

Additional Information About Wellington Management Company LLP

Wellington Management Company LLP (“Wellington”) is a Delaware limited liability company. The principal offices of Wellington are located at 280 Congress Street, Boston, MA 02210.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Wellington. The names and principal occupations of the principal executive officers and directors of Wellington are listed below. The business address of each such person is 280 Congress Street, Boston, MA 02210.

Name	Principal Occupation
Jean Hynes	Chief Executive Officer & Managing Partner
Steve Klar	President and Managing Partner
Ihsan Speede	Chief Compliance Officer, Americas and Head of Global Funds Compliance
Erin Murphy	Chief Financial Officer
Gregory Konzal	Counsel and Head of Alternatives

Similar Investment Companies Managed by Wellington. As of July 31, 2025, Wellington acts as subadvisor to the following other registered investment companies or series thereof having investment objectives and strategies substantially the same as those of the Fund.

Fund Name	AUM as of July 31, 2025 (in billions)
John Hancock Funds III U.S. Growth Fund	$2.88 USD
Manulife U.S. Diversified Growth Equity Fund II	$1.37 USD

Comparison of Jennison Subadvisory Agreement and Wellington Subadvisory Agreement

The terms of the Wellington Subadvisory Agreement and the Jennison Subadvisory Agreement are substantially similar with the exception of the effective dates and the name of the subadvisor. A summary of the material terms of the agreements is below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Wellington and Jennison generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. The subadvisory agreement provides that subject to the supervision of the Board and the Advisor, the Subadvisor manages the investment and determines the composition of the assets of the Fund in accordance with the Fund’s investment objectives, investment policies and limitations set forth in the Trust’s registration statement. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Fund, the Subadvisor (i) obtains and evaluates pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Fund or are under consideration for inclusion in the Fund, (ii) formulates and implements a continuous investment program for the Fund consistent with the investment objectives and related investment policies and limitations for the Fund as described in the Trust’s registration statement, as amended; (iii) takes whatever steps are necessary to implement these investment programs by the purchase and sale of securities (including the placing of orders for such purchases and sales, entering into derivative transactions and by managing all cash); (iv) regularly reports to the Trustees with respect to the implementation of these investment programs; and (v) provides assistance with and making recommendations for the fair value of securities held by the Fund for which market quotations are not readily available or which may be identified for review from time to time by either the Trust or the subadvisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel, required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment, necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers, dealers, future commissions merchants and other counterparties to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and/or brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and/or research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and/or research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The Wellington Subadvisory Agreement was approved by the Trustees including each of the Independent Trustees at the in-person Board meeting held on March 25-27, 2025 for an initial two-year term. The Jennison Subadvisory Agreement was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 25-27, 2024. Each subadvisory agreement continues in effect after its initial term only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Fund and the other party. The subadvisory agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHVIT or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHVIT, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers, or employees shall be liable to the Advisor or the Trust for any loss suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadvisor, or its directors, or, any of their officers or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHVIT Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat Fund portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

John Hancock Variable Insurance Trust

200 Berkeley Street

Boston, MA 02116

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 22, 2025

Relating to

U.S. GROWTH TRUST

(FORMERLY CAPITAL APPRECIATION TRUST)

a series of John Hancock Variable Insurance Trust

200 Berkeley Street

Boston, Massachusetts 02116

Telephone: (800) 344-1029

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to U.S. Growth Trust (the “Fund”), a series of John Hancock Variable Insurance Trust (the “Trust” or “JHVIT”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of May 28, 2025. At an in-person meeting held on March 25-27, 2025, pursuant to the recommendation of John Hancock Variable Trust Advisers LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing Wellington Management Company LLP (“Wellington”) as subadvisor to the Fund. At the same time, the Board approved the termination of Jennison Associates LLC (“Jennison”) as subadvisor to the Fund.

The appointment of Wellington as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Wellington.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHVIT has made the Information Statement available to you online at

https://www.johnhancock.com/content/dam/onejohnhancock/pdfs/xbrl/Notice_Re_USG.pdf until 90 days from the date the Notice was first distributed. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the appropriate toll-free number below no later than 90 days from the date the Notice is first distributed.

— For John Hancock USA variable annuity contracts:	(800) 344-1029

— For John Hancock USA variable life contracts:	(800) 732-5543

— For John Hancock NY variable annuity contracts:	(800) 551-2078

— For John Hancock NY variable life contracts:	(800) 732-5543

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first distributed.